EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2015 relating to the consolidated financial statements of Eventure Interactive, Inc. as of December 31, 2014 and 2013 and the years then ended appearing in the Annual Report on Form 10-K of Eventure Interactive, Inc. for the year ended December 31, 2014.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 2, 2015